Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Monday, October 26, 2020

Retail Opportunity Investments Corp. Reports
2020 Third Quarter Results

San Diego, CA, October 26, 2020 – Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2020.

HIGHLIGHTS

▪$6.5 million of net income attributable to common stockholders for 3Q‘20 ($0.06 per diluted share)
▪$31.6 million of Funds From Operations (FFO)(1) for 3Q‘20 ($0.25 per diluted share)
▪88.7% of total 3Q‘20 billed base rent has been paid to date
▪96.8% portfolio lease rate at September 30, 2020
▪94.8% of total tenants are currently open, based on annualized base rent (ABR)
▪441,148 square feet of leases executed in 3Q‘20 (comparable to pre-pandemic leasing volume)
▪12.2% increase in same-space comparative cash rents on new leases in 3Q‘20 (11.6% on renewals)
▪3.5% decrease in same-center cash net operating income (3Q‘20 vs. 3Q‘19)
▪$130.0 million liquidity borrowing repaid in full
▪$49.1 million of operational cash flow conserved since 1Q‘20
▪$62.2 million in cash & cash equivalents currently
▪Awarded investment grade rating from Fitch Ratings, Inc.
▪Quarterly cash dividend expected to be reinstated starting in 1Q‘21
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Our business, portfolio and tenants continue to exhibit remarkable resiliency. Notwithstanding ongoing state safeguards on the West Coast, that continue to limit operational capacity for a number of businesses, consumer activity across our grocery-anchored shopping center portfolio is strong. Accordingly, demand for space from a broad range of retailers has ramped up considerably. Our leasing activity during the third quarter totaled over 441,000 square feet, which is close to a new record in terms of our historical third quarter leasing activity. Additionally, we achieved double-digit rent growth on both new leases signed during the quarter and renewals.” Tanz added, “We intend to continue making the most of the demand, along with working diligently and collaboratively with existing tenants toward returning to full operations, with the goal of achieving a solid finish to 2020.”

FINANCIAL RESULTS SUMMARY

For the three months ended September 30, 2020, GAAP net income attributable to common stockholders was $6.5 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $17.9 million, or $0.16 per diluted share, for the three months ended September 30, 2019. For the nine months ended September 30, 2020, GAAP net income attributable to common stockholders was $23.1 million, or $0.20 per diluted share, as compared to GAAP net income attributable to common stockholders of $38.7 million, or $0.34 per diluted share, for the nine months ended September 30, 2019.

FFO for the third quarter of 2020 was $31.6 million, or $0.25 per diluted share, as compared to $33.4 million in FFO, or $0.27 per diluted share for the third quarter of 2019. FFO for the first nine months of 2020 was $98.2 million, or $0.77 per diluted share, as compared to $102.7 million in FFO, or $0.82 per diluted share for the first nine months of 2019. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the third quarter of 2020, same-center net operating income (NOI) was $47.0 million, as compared to $48.7 million in same-center NOI for the third quarter of 2019, representing a 3.5% decrease. For the first nine months of 2020, same-center NOI decreased 3.2% as compared to same-center NOI for the first nine months of 2019. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

2020 financial results for the three and nine months ended September 30, 2020, as compared to 2019, reflect $62.6 million in net property dispositions completed during 2019, and the impact to date in 2020 from the ongoing pandemic, including $2.2 million of bad debt in the third quarter of 2020, as compared $0.4 million of bad debt in the third quarter of 2019, and $8.8 million of bad debt in the first nine months of 2020, as compared to $1.7 million of bad debt in the first nine months of 2019.

BALANCE SHEET SUMMARY

During the third quarter 2020, ROIC repaid in full the liquidity borrowings that it had previously drawn on its unsecured credit facility at the outset of the pandemic, in March and April 2020, totaling $130.0 million. At September 30, 2020, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.1 billion and approximately $1.4 billion of principal debt outstanding (net of cash and cash equivalents), including $103.5 million outstanding on its $600.0 million unsecured credit facility. As of September 30, 2020, 94.0% of ROIC’s principal debt outstanding was unsecured, and 92.8% was effectively fixed-rate. Additionally, ROIC’s interest coverage for the third quarter 2020 was 3.1 times and 94.5% of its portfolio was unencumbered at September 30, 2020, based on GLA.

Since the pandemic was declared in mid-March, ROIC has conserved approximately $49.1 million of operational cash flow to date. ROIC currently has $62.2 million in cash and cash equivalents. In terms of future debt maturities, ROIC has no unsecured debt maturing for the next three years, through late 2023. Additionally, ROIC has no secured debt maturing in 2020 and 2021, $23.1 million maturing in mid-2022, and no secured debt maturing in 2023.

Subsequent to third quarter, Fitch Ratings, Inc. (Fitch) assigned a BBB- long-term issuer default rating to ROIC with a stable outlook. According to Fitch, the rating and outlook reflect ROIC’s high-quality, grocery-anchored shopping center portfolio located in densely populated, high barrier-to-entry west coast U.S. markets. Additionally, Fitch stated that ROIC’s best-in-class historical occupancy levels, and investment-grade credit metrics are key factors supporting the rating.

PROPERTY OPERATIONS SUMMARY

During the third quarter of 2020, ROIC executed 77 leases, totaling 441,148 square feet, including 37 new leases, totaling 134,031 square feet, achieving a 12.2% increase in same-space comparative base rent, and 40 renewed leases, totaling 307,117 square feet, achieving an 11.6% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

At September 30, 2020, ROIC’s portfolio was 96.8% leased. In terms of ROIC’s tenant base, 94.8% (based on ABR) are currently open and operating. To date, ROIC has received 88.7% of total third quarter 2020 billed base rent.

DIVIDEND

ROIC’s board of directors currently expects to reinstate distributing quarterly cash dividends to stockholders in the first quarter of 2021. ROIC intends to continue maintaining its compliance with REIT taxable income distribution requirements.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its results on Tuesday, October 27, 2020 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 3892546. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on October 27, 2020 and will be available until 2:00 p.m. Eastern Time on November 3, 2020. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 3892546. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely populated, metropolitan markets across the West Coast. As of September 30, 2020, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2020 (unaudited)	December 31, 2019
ASSETS
Real Estate Investments:
Land	$881,764	$879,540
Building and improvements	2,262,430	2,252,301
	3,144,194	3,131,841
Less: accumulated depreciation	440,541	390,916
	2,703,653	2,740,925
Mortgage note receivable	4,979	13,000
Real Estate Investments, net	2,708,632	2,753,925
Cash and cash equivalents	58,458	3,800
Restricted cash	1,990	1,658
Tenant and other receivables, net	56,122	45,821
Acquired lease intangible assets, net	53,320	59,701
Prepaid expenses	1,285	3,169
Deferred charges, net	24,026	27,652
Other assets	17,543	18,031
Total assets	$2,921,376	$2,913,757

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,433	$298,330
Credit facility	100,544	80,743
Senior Notes	943,267	942,850
Mortgage notes payable	86,766	87,523
Acquired lease intangible liabilities, net	133,590	144,757
Accounts payable and accrued expenses	28,755	17,562
Tenants’ security deposits	6,977	7,177
Other liabilities	45,370	42,987
Total liabilities	1,643,702	1,621,929

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 117,940,155 and 116,496,016 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	12	12
Additional paid-in capital	1,493,989	1,481,466
Dividends in excess of earnings	(298,212)	(297,998)
Accumulated other comprehensive loss	(10,230)	(4,132)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,185,559	1,179,348
Non-controlling interests	92,115	112,480
Total equity	1,277,674	1,291,828
Total liabilities and equity	$2,921,376	$2,913,757

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental revenue	$69,066	$71,793	$208,997	$218,981
Other income	706	645	2,199	2,440
Total revenues	69,772	72,438	211,196	221,421

Operating expenses
Property operating	10,313	10,995	30,203	32,766
Property taxes	8,510	8,113	25,265	24,183
Depreciation and amortization	24,649	24,163	73,041	73,367
General and administrative expenses	4,101	4,448	11,974	13,674
Other expense	165	47	525	1,364
Total operating expenses	47,738	47,766	141,008	145,354

Gain on sale of real estate	—	10,357	—	13,175

Operating income	22,034	35,029	70,188	89,242
Non-operating expenses
Interest expense and other finance expenses	(15,065)	(15,401)	(45,047)	(46,685)
Net income	6,969	19,628	25,141	42,557
Net income attributable to non-controlling interests	(503)	(1,770)	(2,026)	(3,864)
Net Income Attributable to Retail Opportunity Investments Corp.	$6,466	$17,858	$23,115	$38,693

Earnings per share – basic and diluted	$0.06	$0.16	$0.20	$0.34

Dividends per common share	$—	$0.1970	$0.2000	$0.5910

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to ROIC	$6,466	$17,858	$23,115	$38,693
Plus: Depreciation and amortization	24,649	24,163	73,041	73,367
Less: Gain on sale of real estate	—	(10,357)	—	(13,175)
Funds from operations – basic	31,115	31,664	96,156	98,885
Net income attributable to non-controlling interests	503	1,770	2,026	3,864
Funds from operations – diluted	$31,618	$33,434	$98,182	$102,749

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			87	87
Same-center occupancy	96.9%	97.7%		(0.8)%	96.9%	97.7%		(0.8)%

Revenues:
Base rents	$50,986	$50,994	$(8)	—%	$154,261	$151,949	$2,312	1.5%
Percentage rent	55	183	(128)	(69.9)%	268	316	(48)	(15.2)%
Recoveries from tenants	16,611	16,348	263	1.6%	50,520	49,536	984	2.0%
Other property income	481	455	26	5.7%	1,163	1,895	(732)	(38.6)%
Bad debt	(2,073)	(209)	(1,864)	891.9%	(8,251)	(1,112)	(7,139)	642.0%
Total Revenues	66,060	67,771	(1,711)	(2.5)%	197,961	202,584	(4,623)	(2.3)%
Operating Expenses
Property operating expenses	10,652	11,075	(423)	(3.8)%	31,615	32,958	(1,343)	(4.1)%
Property taxes	8,411	7,990	421	5.3%	25,090	23,673	1,417	6.0%
Total Operating Expenses	19,063	19,065	(2)	—%	56,705	56,631	74	0.1%
Same-Center Cash Net Operating Income	$46,997	$48,706	$(1,709)	(3.5)%	$141,256	$145,953	$(4,697)	(3.2)%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating income	$22,034	$35,029	$70,188	$89,242
Depreciation and amortization	24,649	24,163	73,041	73,367
General and administrative expenses	4,101	4,448	11,974	13,674
Other expense	165	47	525	1,364
Gain on sale of real estate	—	(10,357)	—	(13,175)
Straight-line rent	(333)	(924)	(563)	(2,650)
Amortization of above- and below-market rent	(2,756)	(3,087)	(10,756)	(13,025)
Property revenues and other expenses (1)	(114)	(161)	(363)	135
Total Company cash NOI	47,746	49,158	144,046	148,932
Non same-center cash NOI	(749)	(452)	(2,790)	(2,979)
Same-center cash NOI	$46,997	$48,706	$141,256	$145,953

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Carol Merriman, Investor Relations
858-255-7426
cmerriman@roireit.net